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                                 EXHIBIT 23.4
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                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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     As independent public accountants, we hereby consent to the use of our report dated February 27, 1996, and to all references to our Firm included in this registration statement.


     Arthur Andersen LLP

     Philadelphia, Pa.
     October 15, 1996